UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2010

TAO MINERALS LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51922
(Commission File Number)

20-1682702
(IRS Employer Identification No.)

Officina 301 Edeficio El Crusero, Carrera 48, 12 Sur – 148, Medellin, Colombia
(Address of principal executive offices and Zip Code)

780-669-1456
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Effective February 25, 2010, we issued an aggregate of 5,418,750 shares of our common stock pursuant to debt settlement agreements with two individuals. Of the 5,418,750 shares of our common stock 4,237,500 shares were issued to our president. The deemed price of the shares issued was $0.08. We have issued all of the shares to two (2) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. As a result of the foregoing share issuances, we currently have 8,155,599 shares of common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO MINERALS LTD.

/s/ James Sikora
James Sikora
President

March 10, 2010